EXECUTION COPY


CREDIT AGREEMENT
$25,000,000
dated as of
February 10, 1998
among
NORTHEAST UTILITIES,
as Borrower


THE LENDERS NAMED HEREIN,


and


TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent



TD SECURITIES (USA) INC.,
as Arranger





TABLE OF CONTENTS


ARTICLE I Definitions and Accounting Terms

SECTION 1.01.  Certain Defined Terms
SECTION 1.02.  Computation of Time Periods
SECTION 1.03.  Accounting Terms; Financial Statements
SECTION 1.04.  Computations of Outstandings

ARTICLE II     Commitments

SECTION 2.01.  The Commitments
SECTION 2.02.  Fees
SECTION 2.03.  Reduction of the Commitments
SECTION 2.04.  Extension of the Termination Date

ARTICLE III    Advances

SECTION 3.01.  Advances
SECTION 3.02.  Terms Relating to the Making of Advances
SECTION 3.03.  Making of Advances
SECTION 3.04.  Repayment of Advances
SECTION 3.05.  Interest

ARTICLE IV     Payments

SECTION 4.01.  Payments and Computations
SECTION 4.02.  Prepayments
SECTION 4.03.  Yield Protection
SECTION 4.04.  Sharing of Payments, Etc
SECTION 4.05.  Taxes

ARTICLE V Conditions Precedent

SECTION 5.01.  Conditions Precedent to Initial Advance
SECTION 5.02.  Conditions Precedent to Certain Advances
SECTION 5.03.  Conditions Precedent to Other Advances
SECTION 5.04.  Reliance on Certificates

ARTICLE VI     Representations and Warranties

SECTION 6.01.  Representations and Warranties of the Borrower
SECTION 7.01.  Affirmative Covenants
SECTION 7.02.  Negative Covenants
SECTION 7.03.  Financial Covenants
SECTION 7.04.  Reporting Obligations

ARTICLE VIII   Defaults

SECTION 8.01.  Events of Default
SECTION 8.02.  Remedies Upon Events of Default

ARTICLE IX     The Administrative Agent

SECTION 9.01.  Authorization and Action
SECTION 9.02.  Administrative Agent's Reliance, Etc.
SECTION 9.03.  The Administrative Agent and Affiliates
SECTION 9.04.  Lender Credit Decision
SECTION 9.05.  Indemnification
SECTION 9.06.  Successor Administrative Agent

ARTICLE X Miscellaneous

SECTION 10.01.  Amendments, Etc.
SECTION 10.02.  Notices, Etc.
SECTION 10.03.  No Waiver of Remedies
SECTION 10.04.  Costs, Expenses and Indemnification
SECTION 10.05.  Right of Set-off
SECTION 10.06.  Binding Effect
SECTION 10.07.  Assignments and Participation
SECTION 10.08.  Confidentiality
SECTION 10.09.  Waiver of Jury Trial
SECTION 10.10.  Governing Law
SECTION 10.11.  Relation of the Parties; No Beneficiary
SECTION 10.12.  Execution in Counterparts
SECTION 10.13.  Limitation of Liability


SCHEDULES

Schedule I          Applicable Lending Offices
Schedule II         Pending Actions
Schedule III        Northeast Utilities Debt
Schedule IV         Existing Credit Facilities


EXHIBITS

Exhibit 1.01        Form of Note
Exhibit 3.01        Form of Notice of Borrowing
Exhibit 5.01A Form of Opinion of Jeffrey C. Miller, Esq., Counsel to the Borrower
Exhibit 5.01B Form of Opinion of Cravath, Swaine & Moore, Counsel to the Bank
Exhibit 10.07       Form of Assignment and Acceptance



     CREDIT AGREEMENT dated as of February 10, 1998, among NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts (the "Borrower"), the Lenders (as hereinafter defined) from time to time party hereto, and TORONTO DOMINION (TEXAS), INC., as Administrative Agent for the Lenders.

Preliminary Statement

     The Borrower has requested the Lenders to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein. The Lenders have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders on such terms and conditions.

     Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:


ARTICLE I

Definitions and Accounting Terms

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

     "Administrative Agent" means, collectively, Toronto Dominion (Texas), Inc. in its capacity as administrative agent hereunder or any successor thereto as provided herein.

     "Advance" means an advance by a Lender to the Borrower pursuant to
Section 3.01 hereof, and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a "Type" of Advance). For purposes of this Agreement, all Advances of a Lender (or portions thereof) of the same Type and Interest Period, if any, made on the same day to the Borrower shall be deemed to be a single Advance by such Lender until repaid.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

     "Aggregate Dividend Paying Availability" means, as of any date of determination, the aggregate amount as of the last day of the most recently ended Fiscal Quarter for which financial statements are publicly available (without duplication) of consolidated retained earnings and consolidated capital surplus, paid in, of the Operating Companies available for the payment of dividends to the Borrower, after giving effect as of such date of determination to any legal, regulatory or contractual restrictions applicable to the payment of such dividends, together with any interim liabilities for dividends declared and payable to the Borrower accrued through such date of determination, in each case to the extent payment of such net aggregate amount is not in default or restricted by law, regulation or contract, provided that the Aggregate Dividend Paying Availability shall be deemed to be zero at any time that the Borrower shall be in default of its obligation to deliver any financial statement required to be delivered under clause (ii) or clause (iii) of Section 7.04.

"Applicable Commitment Fee Rate" means 0.625% per annum.

"Applicable Lending Office" means, with respect to each Lender:

(i) in the case of any Advance, (A) such Lender's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance or (B) such Lender's "Domestic Lending Office" in the case of a Base Rate Advance, in each case as specified opposite such Lender's name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender; or

(ii) such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

"Applicable Margin" means (i) 3.00% per annum for any Eurodollar Rate Advance and (ii) 2.00% per annum for any Base Rate Advance.

     "Applicable Rate" means:

(i) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing requested by the Borrower, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin; and

(ii) in the case of each Base Rate Advance requested by the Borrower, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin.

     "Available Commitment" means, for each Lender, the unused portion of such Lender's Commitment (which shall be equal to the excess, if any, of such Lender's Commitment over such Lender's Advances outstanding). "Available Commitments" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

     (a) the rate of interest adopted from time to time by the Toronto-Dominion Bank at its principal office in New York City as its prime commercial lending rate;

     (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case rounded upward to the nearest 1/16th of one percent (the "CD Rate"); and

     (c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the CD Rate or the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the CD Rate, and clause (c) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the Federal Funds Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Administrative Agent's prime commercial lending rate, the CD Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Administrative Agent's prime commercial lending rate, the CD Rate or the Federal Funds Rate, respectively.

     "Base Rate Advance" means an Advance in respect of which the Borrower has selected in accordance with Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

     "Borrower" has the meaning assigned to that term in the caption to this Agreement.

     "Borrowing" means a borrowing consisting of one or more Advances of the same Type and Interest Period, if any, made to the Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments. A Borrowing may be referred to herein as being a "Type" of Borrowing, corresponding to the Type of Advances comprising such Borrowing. For purposes of this Agreement, all Advances of the same Type and Interest Period, if any, made on the same day to the same Borrower shall be deemed a single Borrowing hereunder until repaid.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CD Rate" has the meaning assigned to that term in the definition of "Base Rate".

     "CL&P" means "The Connecticut Light and Power Company", a Connecticut corporation.

     "CL&P Indenture" has the meaning assigned to that term in Section 7.02(a)(ii)(B) hereof.

     "Closing Date" means the first date on which all the conditions set forth in Section 5.01 shall be satisfied.

     "Commitment" means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03 hereof. "Commitments" shall refer to the aggregate of the Lenders' Commitments hereunder.

     "Commitment Letter" means that certain Commitment Letter dated December 10, 1997 between TD Securities (USA) Inc. and the Borrower.

"Common Equity" means, at any date for the Borrower, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding common shares of the Borrower and its Subsidiaries and the surplus, paid-in, earned and other, if any, of the Borrower and its Subsidiaries, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

"Confidential Information" has the meaning assigned to that term in Section
10.08 hereof.

"Consolidated Interest Expense" means, for the Borrower, for any period, the aggregate amount of any interest required to be paid during such period by the Borrower and its Subsidiaries on Debt (including the current portion thereof) (as determined on a consolidated basis in accordance with generally accepted accounting principles).

"Consolidated Operating Income" means, for the Borrower, for any period (as determined on a consolidated basis in accordance with generally accepted accounting principles), the Borrower's and its Subsidiaries' operating income for such period, adjusted as follows:

(i) increased by the amount of income taxes accrued less the amount of income taxes paid by the Borrower and its Subsidiaries during such period, if and to the extent deducted in the computation of the Borrower's and its Subsidiaries' consolidated operating income for such period;

(ii) increased by the amount of any depreciation and amortization deducted in the computation of the Borrower's and its Subsidiaries' consolidated operating income for such period; and

(iii) decreased by the amount of any capital expenditures paid by the Borrower and/or its Subsidiaries to the extent not deducted in the computation of the Borrower's and its Subsidiaries' consolidated operating income for such period.

"Continuing Trustees" means the trustees of the Borrower on the Closing Date and each other trustee of the Borrower, if such other trustee's nomination for election to the board of trustees of the Borrower is (or was) recommended by a majority of the then Continuing Trustees.

"Covered Person" means each of the Borrower, CL&P and WMECO.

"Debt" means, for any Person, without duplication, (i) indebtedness of such Person for borrowed money, including but not limited to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(ii) obligations of such Person to pay the deferred purchase price of property or services (excluding any obligation of such Person to the United States Department of Energy or its successor with respect to disposition of spent nuclear fuel burned prior to April 3, 1983), (iii) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii), above, and (v) liabilities in respect of unfunded vested benefits under ERISA Plans.

"Disclosure Documents" means, with respect to the Borrower, CL&P or WMECO, as the case may be, such Person's Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, September 30, 1997, and any Current Report on Form 8-K delivered to the Lenders on or before the date hereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate " means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" of such Person within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

     "ERISA Multiemployer Plan" means a "multiemployer plan" subject to Title IV of ERISA.

     "ERISA Plan" means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of the Borrower, CL&P or WMECO or any ERISA Affiliate and covered by Title IV of ERISA.

     "ERISA Plan Termination Event" means (i) a Reportable Event described in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of any of the Borrower, CL&P and WMECO or any of their ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance, an interest rate per annum equal to (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) the rate per annum at which deposits in U.S. dollars are offered by the principal office of The Toronto-Dominion Bank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in the amount of $1,000,000 and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 3.05(d) and 4.03(g).

     "Eurodollar Rate Advance" means an Advance in respect of which the Borrower has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

     "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" has the meaning specified in Section 8.01 hereof.

     "Existing Credit Agreement" means the Credit Agreement dated as of November 21, 1996, among the Borrower, CL&P, WMECO, the Banks party thereto, Citicorp Securities, Inc., Toronto Dominion Securities (USA) Inc., Fleet National Bank and Citibank, N.A. described on Schedule IV hereto as amended, modified or supplemented to the date hereof, together in each case with all "Notes" issued and "Advances" made thereunder.

     "Existing Credit Agreement Closing Date" shall mean November 21, 1996.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"FERC" means the Federal Energy Regulatory Commission.

"Financing Agreement" has the meaning assigned to that term in Section
7.02(e).

"First Mortgage Indenture" means, with respect to CL&P, the CL&P Indenture; and with respect to WMECO, the WMECO Indenture.

"Fiscal Quarter" means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

"Fiscal Year" means a period of twelve calendar months ending on the last day of December.

"Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Securities and Exchange Commission, the FERC, the Nuclear Regulatory Commission, the Connecticut Department of Public Utility Control and the Massachusetts Department of Telecommunications and Energy), required in connection with either (i) the execution, delivery or performance of any Loan Document or (ii) the nature of the Borrower's or any Principal Subsidiary's business as conducted or the nature of the property owned or leased by it.

"Hazardous Substance" means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

"HWP" means Holyoke Water Power Company, a corporation organized under the laws of the Commonwealth of Massachusetts.

"Indemnified Person" has the meaning assigned to that term in Section 10.04(b) hereof.

"Interest Period" has the meaning assigned to that term in Section 3.05(a) hereof.

"Lender Assignment" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07 hereto.

"Lenders" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to
Section 10.07.

"Lien" has the meaning assigned to that term in Section 7.02(a) hereof.

"Loan Documents" means this Agreement and the Notes.

"Majority Lenders" means on any date of determination, Lenders who, collectively, on such date (i) have Percentages in the aggregate of at least 66-2/3% and (ii) if the Commitments have been terminated, hold at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

"NAEC" means North Atlantic Energy Corporation, a corporation organized under the laws of the State of New Hampshire.

"Niantic Bay Fuel Lease Agreement" means that certain Nuclear Fuel Lease Agreement, dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Nuclear Fuel Lease Agreement dated as of February 11, 1992, between the Niantic Bay Fuel Trust, as lessor and CL&P and WMECO, as lessees, as amended from time to time in accordance with the terms of this Agreement.

"Niantic Bay Fuel Trust" means Bankers Trust Company, not in its individual capacity, but solely as trustee of the Niantic Bay Fuel Trust under that certain Trust Agreement, dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to The New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Company, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor and CL&P and WMECO as Beneficiaries, as amended from time to time in accordance with the terms of this Agreement.

"Niantic Bay Fuel Trust Credit Agreement" means that certain Credit Agreement, dated as of February 11, 1992, among the Niantic Bay Fuel Trust, as borrower, the "Banks" from time to time parties thereto and The First National Bank of Chicago, as "Bank Agent" thereunder, as amended by a First Amendment thereto dated as of April 30, 1993 and a Second Amendment thereto, dated as of May 12, 1995, as amended from time to time in accordance with the terms of this Agreement.

"NNECO" means Northeast Nuclear Energy Company, a corporation organized under the laws of the State of Connecticut.

"Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower, as amended, supplemented or otherwise modified from time to time.

"Notice of Borrowing" has the meaning assigned to that term in Section 3.01 hereof.

"NU System Money Pool" means the money pool described in the application/declaration, as amended, of the Borrower, CL&P, WMECO, PSNH, NAEC and HWP filed with the Securities and Exchange Commission in File No. 70-8875, as amended from time to time.

"NUSCO" means Northeast Utilities Service Company, a Connecticut corporation.

"Operating Companies" means the Principal Subsidiaries of the Borrower and HWP.

"PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

"Percentage" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Principal Subsidiary" means with respect to any Covered Person, a Subsidiary of such Covered Person, whether owned directly or indirectly by such Covered Person, which, with respect to such Covered Person and its Subsidiaries, taken as a whole, represents at least ten percent (10%) of such Covered Person's consolidated assets or such Covered Person's consolidated net income (or loss) (it being understood that CL&P, WMECO, PSNH and NAEC are Principal Subsidiaries of the Borrower, but no other Principal Subsidiaries of any other Covered Person exist on the date hereof).

"PSNH" means Public Service Company of New Hampshire, a corporation duly organized under the laws of the State of New Hampshire.

"Recipient" has the meaning assigned to that term in Section 10.08 hereof.

"Regulatory Asset" means, with respect to CL&P or WMECO, an intangible asset established by statute, regulation or regulatory order or similar action of a utility regulatory agency having jurisdiction over CL&P or WMECO, as the case may be, and included in the rate base of CL&P or WMECO, as the case may be, to be amortized by rates over time.

"Regulatory Transaction" means any merger or consolidation of any of the Borrower, CL&P or WMECO with or into, or any purchase or acquisition by any of them of the assets of (and any related assumption by such Person of the liabilities of) any utility company or utility-related company, if such transaction is undertaken pursuant to an order or request of, or otherwise in fulfillment of the stated goals of, a utility regulatory agency having jurisdiction over such Person or any of its Subsidiaries.

"Regulatory Transaction Entity" means any utility company or utility-related company (other than the Borrower, CL&P or WMECO) that is the subject of a Regulatory Transaction.

"RRR" means The Rocky River Realty Company, a corporation organized under the laws of the State of Connecticut.

"SEC Borrowing Limit" means, for the Borrower on any date, the short-term debt borrowing limit prescribed by the Securities and Exchange Commission applicable to the Borrower on such date.

"Subsidiary" shall mean, with respect to any Person (the "Parent"), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

"Surviving Credit Facilities" means the credit facilities listed on Schedule IV hereto.

"Termination Date" means the earliest to occur of (i) the date that is 364 days after the date hereof, or such later date to which the Termination Date shall be extended in accordance with Section 2.04, (ii) February 16, 1998, if the Closing Date shall not have occurred on or prior to such date, (iii) the date of termination or reduction in whole of the Commitments pursuant to
Section 2.03 or 8.02 or (iv) the date of acceleration of all amounts payable hereunder and under the Notes pursuant to Section 8.02.

"Total Capitalization" means, at any date for the Borrower, CL&P or WMECO, as the case may be, the sum of (i) the aggregate principal amount of all long-term and short-term Debt (including the current portion thereof) of such Person and its Subsidiaries, (ii) the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of such Person and its Subsidiaries and (iii) the consolidated surplus of such Person and its Subsidiaries, paid-in, earned and other, if any, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of such Person's financial statements included in its Annual Report on Form 10-K.

"Total Commitment" means $25,000,000, or such lesser amount from time to time as shall equal the sum of the Commitments.

"Type" has the meaning assigned to such term (i) in the definition of "Advance" when used in the such context and (ii) in the definition of "Borrowing" when used in such context.

     "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     "WMECO" means Western Massachusetts Electric Company, a Massachusetts corporation.

     "WMECO Indenture" has the meaning assigned to that term in Section 7.02(a)(ii)(C) hereof.

     SECTION 1.02. Computation of Time Periods. In the computation of periods of time under this Agreement any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03. Accounting Terms; Financial Statements. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1996. All references contained herein to any Annual Report on Form 10-K in respect of a Fiscal Year or Quarterly Report on Form 10-Q in respect of a Fiscal Quarter shall be deemed to include any exhibits and schedules thereto, including without limitation in the case of any Annual Report on Form 10-K, any "Annual Report" referred to therein.

     SECTION 1.04. Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount of Advances outstanding under this Agreement to the Borrower on any date, such reference shall refer to the aggregate principal amount of all such Advances to the Borrower outstanding on such date after giving effect to (i) all Advances to be made to the Borrower on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances on such date by the Borrower.


ARTICLE II

Commitments

     SECTION 2.01. The Commitments. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment. Within the limits of such Lender's Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

     (b) In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the aggregate principal amount advanced pursuant thereto to exceed the Available Commitments. In no event shall the Borrower be entitled to request or receive any Advance that would cause the total principal amount of all Advances outstanding hereunder to exceed the Total Commitment. In no event shall the Borrower be entitled to request or receive any Advance that, when aggregated with all other Advances outstanding to or requested by the Borrower and all other short-term debt of the Borrower, would exceed the Borrower's SEC Borrowing Limit as then in effect.

     SECTION 2.02. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") which shall accrue on the average daily unused amount of such Lender's Commitment at the Applicable Commitment Fee Rate from the date of this Agreement until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

     (b) The Borrower further agrees to pay the fees specified in the Commitment Letter, together with such other fees as may be separately agreed to by the Borrower and the Administrative Agent.

SECTION 2.03. Reduction of the Commitments. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Commitments of the respective Lenders; provided that: (i) any such partial reduction shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) in no event shall the Commitments be reduced to an amount less than the aggregate principal amount of all Advances then outstanding. In no event shall the Borrower be entitled to increase the Total Commitment without the consent of all of the Lenders.

SECTION 2.04. Extension of the Termination Date. Unless the Termination Date shall have previously occurred in accordance with its terms, at least 30 days but not more than 45 days before the Termination Date, as then in effect, the Borrower may on not more than two occasions during the terms of this Agreement, by notice to the Administrative Agent (any such notice being irrevocable), request the Administrative Agent and the Lenders to extend the Termination Date for an additional 364-day period. If the Borrower shall make such request, the Administrative Agent shall promptly inform the Lenders thereof and, no later than 15 days prior to the Termination Date as then in effect, the Administrative Agent shall notify the Borrower in writing if the Lenders consent to such request and the conditions of such consent (including conditions relating to legal documentation and evidence of the obtaining of all necessary governmental approvals). The granting of any such consent shall be in the sole and absolute discretion of each Lender, and, if any Lender shall not so notify the Administrative Agent or, if the Administrative Agent shall not so notify the Borrower, such lack of notification shall be deemed to be a determination not to consent to such request. No such extension shall occur unless all of the Lenders consent in writing thereto (or if less than all the Lenders consent thereto, unless one or more other existing Lenders, or one or more other banks and financial institutions acceptable to the Borrower and the Administrative Agent, agree to assume all of the Commitments of the non-consenting Lenders).


ARTICLE III

Advances

SECTION 3.01. Advances More than one Borrowing may be made on the same Business Day. Each Borrowing shall consist of Advances of the same Type and Interest Period made to the Borrower on the same Business Day by the Lenders ratably according to their respective Commitments. Each Borrowing shall be made on notice in substantially the form of Exhibit 3.01 hereto (a "Notice of Borrowing"), delivered by the Borrower requesting such Borrowing to the Administrative Agent, by hand, telecopy or telex, not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing. Upon receipt of a Notice of Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received. Each Notice of Borrowing shall specify therein: the requested (i) date of such Borrowing, (ii) principal amount and Type of Advances comprising such Borrowing and (iii) Interest Period for such Advances. Each proposed Borrowing shall be subject to the provisions of Sections 3.02, 4.03 and Article V hereof.

SECTION 3.02.  Terms Relating to the Making of Advances.  (a)
Notwithstanding anything in Section 3.01 above to the contrary:

(i) at no time shall more than three different Borrowings be outstanding hereunder;

(ii) each Borrowing hereunder shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or such amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Borrowings to be made to, or repaid or prepaid by, the Borrower on such date; and

(iii) each Borrowing hereunder which is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $1,000,000.

(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

SECTION 3.03. Making of Advances. (a) Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in Section 10.02, in same day funds, such Lender's portion of such Borrowing. Advances shall be made by the Lenders ratably in accordance with their several Commitments. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount on such date. If and to the extent that any such Lender (a "non-performing Lender") shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

(c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 3.04. Repayment of Advances. The Borrower shall repay the principal amount of each Advance made to it hereunder on the last day of the Interest Period for such Advance, which last day shall be the maturity date for such Advance.

SECTION 3.05. Interest. (a) Interest Periods. The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this
Section 3.05 is referred to herein as an "Interest Period". The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance, 1, 2, 3 or 6 months and (ii) in the case of any Base Rate Advance, 90 days following the date on which such Advance was made; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Termination Date.

(b) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Advance owing by the Borrower from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

(i) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any such Interest Period has a duration of more than three months, also on the day of the third month during such Interest Period which corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such third month); provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to (A) for the remaining term, if any, of the Interest Period for such Advance, 2% per annum above the Applicable Rate for such Advance for such Interest Period, and (B) thereafter, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

(ii) Base Rate Advances. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

(c) Other Amounts. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

(d) Interest Rate Determinations. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Advance for the Borrower. The Toronto-Dominion Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest Period.


ARTICLE IV

Payments

SECTION 4.01. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02 hereof, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under the Note held by such Lender), to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent or such Lender, as the case may be, any amount so due.

(c) All computations of interest based on the Base Rate (except when determined on the basis of the CD Rate or the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts payable pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount, on the basis of a year of 360 days. All other computations of interest, including computations of interest based on the Eurodollar Rate and the Base Rate (when and if determined on the basis of the CD Rate or the Federal Funds Rate), and all computations of fees and other amounts payable hereunder, shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 4.02. Prepayments. (a) The Borrower shall have no right or obligation, as the case may be, to prepay any Advances except in accordance with subsections (b), (c) and (d), below.

(b) The Borrower may, (i) in the case of Eurodollar Rate Advances, upon at least one Business Day's written notice to the Administrative Agent (such notice being irrevocable) and (ii) in the case of Base Rate Advances, upon notice not later than 11:00 a.m. on the date of the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d);provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

(c) If at any time, the aggregate principal amount of Advances outstanding shall exceed the Total Commitment, the Borrower shall forthwith prepay Advances in a principal amount equal to such excess. All prepayments pursuant to this subsection (c) shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d).

SECTION 4.03. Yield Protection (a) Change in Circumstances. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance made by such Lender or any fees or other amounts payable under the Loan Documents (other than changes in respect of taxes imposed on the overall net income of such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or (iii) impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender, of agreeing to make, making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender under any Loan Document or under the Notes (whether of principal, interest or otherwise), then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital. If any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto and other similar such commitments, agreements or assets, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered.

(c) Eurodollar Reserves. The Borrower shall pay to each Lender upon demand, at any time and for so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (i) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent.

(d) Breakage Indemnity. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing hereunder of Eurodollar Rate Advances the applicable conditions precedent set forth in Article V, (ii) any failure by the Borrower to borrow any Eurodollar Rate Advance hereunder after a Notice of Borrowing has been delivered pursuant to Section 3.01 hereof, (iii) any payment or prepayment of a Eurodollar Rate Advance made to the Borrower required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance made to the Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default with respect to the Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance being paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

(e) Notices. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) of this
Section 4.03 shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this
Section 4.03 shall not constitute a waiver of such Lender's rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section 4.03, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any Lender to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

(f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

(i) declare that Eurodollar Rate Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to Section 10.07(g) hereof; and

(ii) require that all outstanding Eurodollar Rate Advances made by it be repaid as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations under the Loan Documents in accordance with Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrower under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

(g) Market Rate Disruptions. If (i) The Toronto-Dominion Bank shall furnish notice to the Administrative Agent of its inability of determining the Eurodollar Rate for Eurodollar Rate Advances in connection with any proposed Borrowing or (ii) if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the right of the Borrower to select or receive Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent each requested Borrowing of Eurodollar Rate Advances hereunder shall be deemed to be a request for Base Rate Advances.

SECTION 4.04. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 hereof to a Person that is not an Affiliate of the Borrower) on account of the Advances owing to it (other than pursuant to Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

SECTION 4.05. Taxes. (a) All payments by or on behalf of the Borrower under any Loan Document shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by the Borrower under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

(c) The Borrower hereby indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A Lender's claim for such indemnification shall be set forth in a certificate of such Lender setting forth in reasonable detail the amount necessary to indemnify such Lender pursuant to this subsection (c) and shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount. The Borrower's, the Administrative Agent's and each Lender's obligations under this Section 4.05 shall survive the payment in full of the Advances.

(d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

(e) Each Lender that is not incorporated under the laws of the United States of America or any state thereof shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrower and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this
Section 4.05. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this
Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

(f)  Any Lender claiming any additional amounts payable pursuant to this
Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


ARTICLE V

Conditions Precedent

SECTION 5.01. Conditions Precedent to Initial Advance. The effectiveness of the obligations of the Lenders to make Advances under this Agreement is subject to the fulfillment of the following conditions precedent:

(a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender (except for the Notes):

(i)  Counterparts of this Agreement, duly executed by the Borrower.

(ii) Notes of the Borrower, duly made to the order of each Lender in the amount of such Lender's Commitment.

(iii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying:

(A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes;

(B) that attached thereto are true and correct copies of: (1) its Declaration of Trust, together with all amendments thereto, as in effect on such date; (2) the resolutions of its Board of Trustees approving this Agreement and the Notes and the other documents to be delivered by or on behalf of the Borrower hereunder; (3) all documents evidencing other necessary corporate or other similar action, if any, with respect to the execution, delivery and performance by the Borrower of this Agreement and the Notes; and (4) true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of "Governmental Approval" required to be obtained or made by the Borrower in connection with the execution, delivery and performance by the Borrower of this Agreement and the Notes.

(C) that the resolutions referred to in the foregoing clause (B)(2) have not been modified, revoked or rescinded and are in full force and effect on such date.

(iv) A certificate signed by the Treasurer or Assistant Treasurer of the Borrower, certifying as to:

(A) the SEC Borrowing Limit of the Borrower as in effect on the Closing Date;


(B) the Aggregate Dividend Paying Availability of the Operating Companies as of the Closing Date being an amount not less than the Total Commitment;

(C) the delivery to each of the Lenders, prior to the Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

(D) the absence of any material adverse change in the financial condition, operations, properties or prospects of the Borrower since December 31, 1996 except as disclosed in the Disclosure Documents.

(v)  A certificate of a duly authorized officer of the Borrower stating that
(i) the representations and warranties contained in Section 6.01 are correct, in all material respects, on and as of the Closing Date before and after giving effect to the Advances to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing with respect to the Borrower which constitutes an Event of Default or Unmatured Default, or would result from such initial Advances or the application of the proceeds thereof.

     (vi) Such financial, business and other information regarding the Borrower and its Principal Subsidiaries, as the Administrative Agent shall have reasonably requested.

     (vii)  Favorable opinions of:

     (A) Jeffrey C. Miller, Esq., Assistant General Counsel of NUSCO, counsel to the Borrower, in substantially the form of Exhibit 5.01A hereto and as to such other matters as the Administrative Agent may reasonably request; and

     (B) Cravath, Swaine & Moore, special New York counsel to the Administrative Agent, in substantially the form of Exhibit 5.01B hereto and as to such other matters as the Administrative Agent may reasonably request.

     (b) The Lenders shall have completed and be satisfied with the results of their due diligence investigation of the Borrower and its Principal Subsidiaries.

     (c) All fees and other amounts payable pursuant to Section 2.02 hereof or pursuant to the Commitment Letter shall have been paid (to the extent then due and payable).

     (d) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Agreement and the Notes or the financial condition, operations, properties or prospects of the Borrower and its Principal Subsidiaries.

     SECTION 5.02. Conditions Precedent to Certain Advances. The obligation of any Lender to make any Advance to the Borrower (except any Advance described in Section 5.03), including the initial Advance to the Borrower, shall be subject to the conditions precedent that, on the date of such Advance and after giving effect thereto:

     (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing with respect to such Advance and the acceptance of the proceeds of such Advance without prior correction by or on behalf of the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

     (i) the representations and warranties of the Borrower contained in
Section 6.01 of this Agreement are correct, in all material respects, on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

     (ii) no Event of Default or Unmatured Default with respect to the Borrower has occurred and is continuing or would result from such Advance or from the application of the proceeds thereof;

     (iii) the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower would not cause the Commitments to be exceeded;

     (iv) the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower and all other outstanding short-term debt of the Borrower would not cause the Borrower's SEC Borrowing Limit then in effect to be exceeded; and

     (v) the Aggregate Dividend Paying Availability of the Operating Companies determined as of the date such Advance is proposed to be made shall be at least equal to the sum of the aggregate principal amount of Advances outstanding, before and after giving effect to such Advance and to the application of the proceeds therefrom, plus the aggregate principal amount of all other outstanding short-term Debt of the Borrower as of such date, plus the aggregate principal amount of all "advances" outstanding to the Borrower under the Existing Credit Agreement and the Surviving Credit Facilities; and

     (vi) the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower would not (A) violate any provision of the Existing Credit Agreement or (B) when aggregated with all other Advances outstanding to or requested by the Borrower and with all advances of the Borrower under the Existing Credit Agreement, would not exceed $50,000,000; and

     (b) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document.

     SECTION 5.03. Conditions Precedent to Other Advances. The obligation of any Lender to make any Advance to the Borrower that would not increase the aggregate principal amount of Advances made by such Lender to the Borrower (as determined immediately prior to and after the making of such Advance) shall be subject to the conditions precedent that, on the date of such Advance and after giving effect thereto:

(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing with respect to such Advance and the acceptance of the proceeds of such Advance without prior correction by or on behalf of the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

(i) the representations and warranties of the Borrower contained in Section
6.01 of this Agreement (excluding those contained in subsections (f), (g), (h)(ii) and (i) thereof) are correct, in all material respects, on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

(ii) no Event of Default with respect to the Borrower has occurred and is continuing or would result from such Advance or from the application of the proceeds thereof;

(iii) the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower would not cause the Commitments to be exceeded;

(iv) the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower and all other outstanding short-term debt of the Borrower would not cause the Borrower's SEC Borrowing Limit then in effect to be exceeded; and

(v) the Aggregate Dividend Paying Availability of the Operating Companies determined as of the date such Advance is proposed to be made shall be at least equal to the sum of the aggregate principal amount of Advances outstanding before and after giving effect to such Advance and to the application of the proceeds therefrom, plus the aggregate principal amount of all "advances" outstanding to the Borrower under the Existing Credit Agreement and the Surviving Credit Facilities, plus the aggregate principal amount of all other outstanding short-term Debt of the Borrower as of such date; and

(vi) the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower would not (A) violate any provision of the Existing Credit Agreement or (B) when aggregated with all other Advances outstanding to or requested by the Borrower and with all advances of the Borrower under the Existing Credit Agreement, would not exceed $50,000,000; and

(b) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document.

SECTION 5.04. Reliance on Certificates. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in a form acceptable to the Administrative Agent, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.


ARTICLE VI

Representations and Warranties

SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants:

(a) Each of the Borrower and its Principal Subsidiaries is a corporation (or, in the case of the Borrower, a voluntary association organized under a declaration of trust) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power (or, in the case of the Borrower, the power under its declaration of trust) and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where, because of the nature of its business or property, such qualification is required, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower and its Principal Subsidiaries taken as a whole. The Borrower has the power under its declaration of trust to execute, deliver and perform its obligations under the Loan Documents, to borrow hereunder and to execute and deliver its respective Notes.

(b) The execution, delivery and performance of the Loan Documents by the Borrower are within the Borrower's powers under its declaration of trust, have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) the Borrower's declaration of trust or any law or legal restriction or (ii) any contractual restriction binding on or affecting the Borrower or its properties or any of its Principal Subsidiaries or its properties.

(c) Except as disclosed in the Borrower's Disclosure Documents, each of the Borrower and its Principal Subsidiaries is not in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation (including any of the foregoing relating to environmental laws and regulations) of any court or governmental agency or instrumentality, where such violation or default would reasonably be expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower and its Principal Subsidiaries, taken as a whole.

(d) All Governmental Approvals referred to in clause (i) in the definition of "Governmental Approvals" have been duly obtained or made, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired, except as described below. If the period for appeal of the order of the Securities and Exchange Commission approving the transactions contemplated hereby has not expired, the filing of an appeal of such order will not affect the validity of said transactions, unless such order has been otherwise stayed or any of the parties hereto has actual knowledge that any of such transactions constitutes a violation of the Public Utility Holding Company Act of 1935 or any rule or regulation thereunder. No such stay exists and the Borrower has no reason to believe that any of such transactions constitutes any such violation. Each of the Borrower and its Principal Subsidiaries have obtained or made all Governmental Approvals referred to in clause (ii) of the definition of "Governmental Approvals", except (A) those which are not yet required but which are obtainable in the ordinary course of business as and when required, (B) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or any of its Principal Subsidiaries and (C) those which the Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; in each case described in the foregoing clause (C), except as is disclosed in the Borrower's Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or any of its Principal Subsidiaries or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

(e) The Loan Documents are legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(f) The (i) audited consolidated balance sheet of the Borrower as at December 31, 1996, and the audited consolidated statements of income and cash flows of the Borrower for the Fiscal Year then ended as included in the Borrower's Annual Report on Form 10-K for such Fiscal Year and (ii) the unaudited consolidated balance sheets of the Borrower as at March 31, 1997, June 30, 1997 and September 30, 1997, and the unaudited consolidated statements of income and cash flows of the Borrower for the respective Fiscal Quarters then ended, fairly present in all material respects the consolidated financial condition and results of operations of the Borrower at and for the periods ended on such dates, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996 there has been no material adverse change in the consolidated financial condition, operations, properties or prospects of the Borrower and its Subsidiaries, if any, taken as a whole, except as disclosed in the Borrower's Disclosure Documents.

(g) The unconsolidated balance sheet of the Borrower as at December 31, 1996, and the unconsolidated statements of income and cash flows of the Borrower for the Fiscal Year then ended contained in the consolidating balance sheet of the Borrower and its Subsidiaries and the consolidating statements of income and cash flows of the Borrower and its Subsidiaries, as set forth in the Form U5S of the Borrower filed with the Securities and Exchange Commission and (B) the unaudited unconsolidated balance sheets of the Borrower as at March 31, 1997, June 30, 1997, and September 30, 1997, and the unaudited unconsolidated statement of income of the Borrower for the respective three-month periods ended March 31, 1997, June 30, 1997, and September 30, 1997 in each case as provided to the Lenders, fairly present in all material respects the financial condition and results of operations of the Borrower on an unconsolidated basis at and for the respective periods ended on such dates, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, there has been no material adverse change in the financial condition, operations, properties or prospects of the Borrower on an unconsolidated basis, except as disclosed in the Borrower's Disclosure Documents.

(h) There is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower or its properties, or any of its Principal Subsidiaries or its properties, before any court, governmental agency or arbitrator (i) which affects or purports to affect the legality, validity or enforceability of (A) any Loan Document or (B) the Existing Credit Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower, except, for purposes of this clause
(ii) only, such as is described in the Borrower's Disclosure Documents or in
Schedule II hereto.

(i) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of the Borrower and its Subsidiaries taken as a whole, except as disclosed to the Lenders and consented to by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and no "prohibited transaction" has occurred with respect thereto that, singly or in the aggregate with all other "prohibited transactions" and after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

(j) The Borrower or one of its Principal Subsidiaries has good and marketable title (or, in the case of personal property, valid title) or valid leasehold interests in the electric generating plants named in Item 2 of the Borrower's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996 under the caption "Electric Generating Plants", except for minor defects in title that do not materially interfere with the ability of the Borrower or any of its Principal Subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of any Lien, other than Liens permitted under Section 7.02(a) hereof.

(k) All outstanding shares of capital stock having ordinary voting power for the election of directors of CL&P, WMECO, PSNH and NAEC have been validly issued, are fully paid and nonassessable and are owned beneficially by the Borrower, free and clear of any Lien. The Borrower is a "holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended).

(l) The Borrower and each of its Principal Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or any of its Principal Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

(m) No exhibit, schedule, report or other written information provided by or on behalf of the Borrower or its agents to the Administrative Agent or the Lenders in connection with the negotiation, execution and closing of the Loan Documents knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. Except as has been disclosed to the Administrative Agent and each Lender, any projections provided in connection with the negotiation, execution and closing of the Loan Documents were prepared in good faith on the basis of assumptions reasonable as of the date on which such projections were provided, it being understood that such projections do not constitute a warranty or binding assurance of future performance. Except as has been disclosed to the Administrative Agent and each Lender, nothing has come to the attention of the responsible officers of the Borrower that would indicate that any of such assumptions, to the extent material to such projections, has ceased to be reasonable in light of subsequent developments or events.

(n) All proceeds of the Advances shall be used for the general corporate purposes of the Borrower. No proceeds of any Advance will be used in violation of, or in any manner that would result in a violation by any party hereto of, Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or any successor regulations. The Borrower (A) is not an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940 and (B) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.


ARTICLE VII

Covenants of the Borrower

SECTION 7.01. Affirmative Convenants. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, and shall cause each other Covered Person to, unless the Majority Lenders shall otherwise consent in writing:

(a) Use of Proceeds. Apply all proceeds of each Advance solely as specified in Section 6.01(n) hereof.

(b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, and cause each of its Principal Subsidiaries to pay and discharge before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent such Covered Person or any of its Principal Subsidiaries is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

(c) Maintenance of Insurance. Maintain, or cause to be maintained, insurance (including appropriate plans of self-insurance) covering such Covered Person, any of its Principal Subsidiaries and their respective properties, in effect at all times in such amounts and covering such risks as may be required by law and in addition as is usually carried by companies engaged in similar businesses and owning similar properties.

(d) Preservation of Existence, Etc.; Disaggregation. (i) Except as permitted by Section 7.02(b) hereof, preserve and maintain, and cause each of its Principal Subsidiaries to preserve and maintain, its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises except where the failure to maintain and preserve such rights and franchises would not materially adversely affect the financial condition, properties, prospects or operations of such Covered Person or any of its Principal Subsidiaries.

(ii) In furtherance of the foregoing, and notwithstanding Section 7.02(b), each of the Covered Persons agrees that it will not, and will not permit its Principal Subsidiaries to (nor shall the Borrower permit HWP to), sell, transfer or otherwise dispose of (by lease or otherwise, and whether in one or a series of related transactions) any portion of its generation, transmission or distribution assets in excess of 10% of the net utility plant assets of such Covered Person, Principal Subsidiary or HWP, as the case may be, in each case as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to such entity's published balance sheets.

(e) Compliance with Laws, Etc. Comply, and cause each of its Principal Subsidiaries to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any such laws, rules, regulations and orders issued by the Securities and Exchange Commission or relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, ERISA and employee safety and health matters relating to business operations, except to the extent (i) that such Covered Person or any of its Principal Subsidiaries is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of such Covered Person or any of its Principal Subsidiaries.

(f) Inspection Rights. At any time and from time to time upon reasonable notice, permit the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Covered Person and any of its Principal Subsidiaries and to discuss the affairs, finances and accounts of such Covered Person and its Principal Subsidiaries (i) with such Covered Person, its Principal Subsidiaries and their respective officers and directors and (ii) with the consent of such Covered Person and/or its Principal Subsidiaries, as the case may be (which consent shall not be unreasonably withheld or delayed), with the accountants of such Covered Person and its Principal Subsidiaries.

(g) Keeping of Books. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Covered Person and its Principal Subsidiaries and the assets and business of such Covered Person and its Principal Subsidiaries, in accordance with generally accepted accounting practices consistently applied.

(h) Conduct of Business. Except as permitted by Section 7.02(b) but subject in all respects to Section 7.01(d)(ii), conduct its primary business, and cause each of its Principal Subsidiaries, and in the case of the Borrower, HWP, to conduct its primary business, in substantially the same manner and in substantially the same fields as such business is conducted on the Closing Date.

(i) Maintenance of Properties, Etc. (i) As to properties of the type described in Section 6.01(j) hereof, maintain, and cause its Principal Subsidiaries to maintain, title of the quality described therein and preserve, maintain, develop, and operate, and cause its Principal Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties which are used or useful in the conduct of its or its Principal Subsidiaries' respective businesses in good working order and condition, ordinary wear and tear excepted, except (A) as permitted by Section 7.02(b), but subject nevertheless to Section 7.01(d)(ii), (B) as disclosed in the Disclosure Documents or otherwise in writing to the Administrative Agent and the Lenders on or prior to the date hereof, and (C) to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of such Covered Person or any of its Principal Subsidiaries; provided, however, that such Covered Person or any of its Principal Subsidiaries will not be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of such Covered Person or any of its Principal Subsidiaries, desirable in the operation or maintenance of its business and would not materially adversely affect the financial condition, properties, prospects or operations of such Covered Person or any of its Principal Subsidiaries.

(j) Governmental Approvals. Duly obtain, and cause each of its Principal Subsidiaries to duly obtain, on or prior to such date as the same may become legally required, and thereafter maintain in effect at all times, all Governmental Approvals on its or such Principal Subsidiary's part to be obtained, except in the case of those Governmental Approvals referred to in clause (ii) of the definition of "Governmental Approvals", (i) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of such Covered Person or any Principal Subsidiary and (ii) those which such Covered Person is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Covered Person is contesting in good faith by appropriate proceedings or by other appropriate means; provided, however, that the exception afforded by clause (ii), above, shall be available only if and for so long as such attempt or contest, and any delay resulting therefrom, does not have a material adverse effect on the financial condition, properties, prospects or operations of such Covered Person or any Principal Subsidiary and does not magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

     (k) Further Assurances. Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Loan Documents.

     SECTION 7.02. Negative Covenants. On and after the Closing Date, and so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, and shall not permit any Covered Person, without the written consent of the Majority Lenders:

     (a) Liens, Etc. (i) In the case of the Borrower, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement the intent or effect of which is to assure a creditor against loss or to prefer one creditor over another creditor (any of the foregoing being referred to herein as a "Lien") upon or with respect to any voting capital stock of any Principal Subsidiary or any of the Borrower's properties or assets whether now owned or hereafter acquired; and

(ii) in the case of CL&P and WMECO, to create, incur, assume or suffer to exist any Lien upon or with respect to any voting capital stock of any of their respective Principal Subsidiaries or any of their respective properties or assets whether now owned or hereafter acquired, except:

(A) any Liens existing on the Closing Date;

(B) in the case of CL&P, Liens created by the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, from CL&P to Bankers Trust Company, as trustee, as previously and hereafter amended and supplemented (the "CL&P Indenture");

(C) in the case of WMECO, Liens created by the First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, from WMECO to State Street Bank and Trust Company, as successor trustee, as previously and hereafter amended and supplemented (the "WMECO Indenture");

(D) Liens on CL&P's or WMECO's, as the case may be, interests in Millstone Unit No. 1 created by (1) the Open-End Mortgage and Trust Agreement dated as of October 1, 1986, as previously and hereafter amended, made by CL&P in favor of State Street Bank and Trust Company, as successor trustee, and (2) the Open-End Mortgage and Trust Agreement dated as of October 1, 1986, as previously and hereafter amended, made by WMECO in favor of State Street Bank and Trust Company, as successor trustee, to the extent of the Debt from time to time secured by such Open-End Mortgages and Trust Agreements;

(E) "Permitted Liens" or "Permitted Encumbrances" under the CL&P Indenture (in the case of CL&P) or the WMECO Indenture (in the case of WMECO), in each case as such terms are defined on the date hereof, to the extent such Liens do not secure Debt of CL&P or WMECO, as the case may be;

(F) any Lien on assets of any of its Subsidiaries created or assumed to secure Debt owing by any of its Subsidiaries to such Covered Person or to any wholly owned Subsidiary of such Covered Person;

(G) any purchase money Lien or construction mortgage on assets hereafter acquired or constructed by such Covered Person or any of its Subsidiaries and any Lien on any assets existing at the time of acquisition thereof by such Covered Person or any of its Subsidiaries, or created within 180 days from the date of completion of such acquisition or construction; provided that such Lien shall at all times be confined solely to the assets so acquired or constructed and any additions thereto;

(H) any existing Liens on assets now owned by such Covered Person or any of its Subsidiaries; Liens on assets or stock of any class of, or any partnership or joint venture interest in, any of its Subsidiaries existing at the time it becomes a Subsidiary of such Covered Person, and liens existing on assets of a corporation or other going concern when it is merged into or with such Covered Person or a Subsidiary of such Covered Person, or when substantially all of its assets are acquired by such Covered Person or a Subsidiary of such Covered Person; provided that such Liens shall at all times be confined solely to such assets, or if such assets constitute a utility system, additions to or substitutions for such assets;

(I) Liens resulting from legal proceedings being contested in good faith by appropriate legal or administrative proceedings by such Covered Person or any of its Subsidiaries, and as to which such Covered Person or any of its Subsidiaries, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis shall have set aside on its books adequate reserves;

(J) Liens created in favor of the other contracting party in connection with advance or progress payments;

(K) any Liens in favor of any state of the United States or any political subdivision of any such state, or any agency of any such state or political subdivisions, or trustee acting on behalf of holders of obligations issued by any of the foregoing or any financial institutions lending to or purchasing obligations of any of the foregoing, which Lien is created or assumed for the purpose of financing all or part of the cost of acquiring or constructing the property subject thereto;

(L) Liens resulting from conditional sale agreements, capital leases or other title retention agreements including, without limitation, Liens arising under leases of nuclear fuel from the Niantic Bay Fuel Trust;

(M) with respect to pollution control bond financings, Liens on funds, accounts and other similar intangibles of such Covered Person or any of its Subsidiaries created or arising under the relevant indenture, pledges of the related loan agreement with the relevant issuing authority and pledges of such Covered Person's interest, if any, in any bonds issued pursuant to such financings to a letter of credit bank or bond issuer or similar credit enhancer;

(N) Liens granted on accounts receivable and Regulatory Assets in connection with financing transactions, whether denominated as sales or borrowings;

(O) any other Liens incurred in the ordinary course of business otherwise than to secure Debt; and

(P) any extension, renewal or replacement of Liens permitted by clauses (A) through (H) and (J) through (N); provided, however, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced.

(b)  Mergers, and Sales of Assets, Etc.  (i)  In the case of the Borrower,
(A) merge with or into or consolidate with or into, any Person or (B) purchase or acquire (whether directly or indirectly or in one or a series of transactions, whether related or not) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any Person if the aggregate purchase price of such acquisitions plus the amount of any liabilities assumed by the Borrower in connection therewith exceeds in the aggregate $50,000,000 from the Existing Credit Agreement Closing Date through the Termination Date; provided, that the foregoing shall not apply to (x) acquisitions or other investments made by or through Charter Oak Energy, Inc. so long as the aggregate amount of all such acquisitions and investments made by or through Charter Oak Energy, Inc., existing at the Existing Credit Agreement Closing Date or made thereafter, does not exceed $200,000,000 and (y) acquisitions made through CL&P and WMECO in accordance with clause (ii) of this Section 7.02(b); and provided further that, in each case, before and after giving effect to any such purchase, acquisition or investment not prohibited by this subsection, no Event of Default or Unmatured Default shall have occurred and be continuing.

(ii) In the case of CL&P or WMECO, as the case may be, to (A) merge with or into or consolidate with or into, any Person, or permit any of its Subsidiaries to be a party to, any merger or consolidation, or purchase or otherwise acquire (whether directly or indirectly) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person or (B) sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; except for the following, and then only after receipt of all necessary corporate and governmental or regulatory approvals and provided that, before and after giving effect to any such merger, consolidation, purchase, acquisition, sale, transfer, conveyance, lease or other disposition, no Event of Default or Unmatured Default shall have occurred and be continuing:

(A) any such merger or consolidation, sale, transfer, conveyance, lease or other disposition of or by any wholly owned Subsidiary of CL&P or WMECO, as the case may be, into or to the Borrower, CL&P or WMECO and/or any wholly owned Subsidiary of the Borrower or CL&P or WMECO, as the case may be, and any such purchase or other acquisition by CL&P or WMECO, as the case may be, or any wholly owned Subsidiary of the Borrower or CL&P or WMECO, as the case may be, of the assets or stock of any wholly owned Subsidiary of CL&P or WMECO, as the case may be;

(B) any such merger or consolidation of CL&P or WMECO, as the case may be, with or into the Borrower, CL&P or WMECO and/or a wholly owned Subsidiary of the Borrower and/or a Regulatory Transaction Entity and/or an entity owning a cogeneration or independent power project, pursuant to "step-in" or similar rights granted pursuant to a pre-existing power purchase contract, if (but only if): (1) the successor or surviving corporation, if not CL&P or WMECO, as the case may be, shall have assumed or succeeded to all of the liabilities of CL&P or WMECO, as the case may be, (2) such successor or surviving corporation shall not be subject to any restriction that would violate
Section 7.02(e) if any Covered Person were to agree to such restriction after the date hereof, and (3) the Lenders shall have received the favorable written opinion of counsel to CL&P or WMECO, as the case may be, in form and substance satisfactory to the Lenders, to the effect of the foregoing subclause (1); provided, however, in the event of a merger or consolidation with a Regulatory Transaction Entity, if the value of the cash, stock or other consideration for the merger or consolidation plus the amount of any liabilities assumed in connection with such merger or consolidation exceeds $100,000,000, CL&P or WMECO, as the case may be, shall deliver to the Administrative Agent on behalf of the Lenders 30 days prior to such merger or consolidation, a certificate of a duly authorized officer of CL&P or WMECO, as the case may be, demonstrating projected compliance with the ratios set forth in Section 7.03(a) and 7.03(b) and 7.03(c) hereof for and as of each of the three consecutive fiscal quarters immediately succeeding such merger or consolidation and certifying that such projections were prepared in good faith and on reasonable assumptions;

(C) any purchase or acquisition of all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in (and any assumption of the related liabilities) (1) an entity owning a cogeneration or independent power project, pursuant to "step-in" or similar rights granted pursuant to a pre-existing power purchase contract; or (2) a Regulatory Transaction Entity; provided, however, in the event of a purchase or acquisition of a Regulatory Transaction Entity, if the purchase price plus the amount of any liabilities assumed in connection with such purchase or acquisition exceeds in the aggregate $100,000,000, CL&P or WMECO, as the case may be, shall deliver to the Administrative Agent for the Lenders 30 days prior to such purchase or acquisition, a certificate of a duly authorized officer of CL&P or WMECO, as the case may be, demonstrating projected compliance with the ratios set forth in Section 7.03(a) and 7.03(b) and 7.03(c) hereof for and as of each of the three consecutive fiscal quarters immediately succeeding such purchase or acquisition and certifying that such projections were prepared in good faith and on reasonable assumptions;

(D) any purchase or acquisition of a joint venture interest in a mutual insurance company providing nuclear liability or nuclear property or replacement power insurance;

(E) any sale of accounts receivable on reasonable commercial terms (including a commercially reasonable discount) to obtain funding for CL&P and WMECO, as the case may be; or

(F) any sale of all or part of any Regulatory Asset.

For purposes of this subsection (b), any one transaction or series of similar or related transactions during any consecutive 12-month period shall be deemed to involve a "substantial part" of such Covered Person's assets if, in the aggregate, the book value of such assets equals or exceeds 10% of the total consolidated assets of such Covered Person and its Subsidiaries reflected in the consolidated financial statements of such Covered Person delivered pursuant to Section 7.04(ii) or 7.04(iii) hereof in respect of the Fiscal Quarter or Fiscal Year ending on or immediately prior to the commencement of such 12-month period.

(c)  Niantic Bay Fuel Trust.  In the case of CL&P and WMECO to:

(i) voluntarily reduce or terminate or permit to be voluntarily reduced or terminated any of the "Commitments" of the "Banks" under the Niantic Bay Fuel Trust Credit Agreement to an amount less than $100,000,000 at any time; or

(ii) at any time prior to the Termination Date, prepay or otherwise reduce or permit to be prepaid or otherwise reduced, except by payment at stated maturity or tender offer or redemption in connection with a refunding thereof:

(A) the principal amount of "Advances" outstanding under the Niantic Bay Fuel Trust Credit Agreement except (1) with and to the extent of proceeds of issuances of commercial paper notes or "IT Notes" and (2) as may be required by the terms thereof in connection with any reduction in the amount or value of the nuclear fuel financed thereby; or

(B) the principal amount of outstanding "IT Notes" issued by the Niantic Bay Fuel Trust; or

(iii) except for such amendments or modifications as the Administrative Agent shall have consented to in writing prior to the Closing Date, amend, modify or terminate, or permit to be amended, modified or terminated, the Niantic Bay Fuel Trust Credit Agreement, the Niantic Bay Fuel Lease Agreement or the Niantic Bay Fuel Trust in any manner that would directly or indirectly reduce the availability of funds under the Niantic Bay Fuel Trust Credit Agreement or the Niantic Bay Fuel Lease Agreement.

(d) Borrower Debt. In the case of the Borrower only, create, incur or suffer to exist any Debt, other than (i) Debt arising under the Loan Documents and the Existing Credit Agreement and the Surviving Credit Facilities, (ii) Debt existing on the Closing Date as described on Schedule III, which Debt shall not be renewed, extended or replaced except for guarantees of surety bonds with respect to workman's compensation claims and performance bonds in an aggregate amount not to exceed $10,000,000 at any time outstanding and (iii) other Debt not to exceed $75,000,000 at any one time outstanding.

(e) Dividend Restrictions. Permit CL&P, WMECO or any other Principal Subsidiary to enter into, any agreement, contract, indenture or similar obligation, or to issue, any security (all of the foregoing being referred to as "Financing Agreements"), that is not in effect on the Closing Date and disclosed to the Administrative Agent in writing prior to the Closing Date, or permit CL&P, WMECO or any other Principal Subsidiary to amend or modify, any existing Financing Agreement, if the effect of such Financing Agreement (or amendment or modification thereof) is to impose any additional restriction not in effect on the Closing Date and disclosed to the Administrative Agent in writing prior to the Closing Date on the ability of CL&P, WMECO or any other Principal Subsidiary to pay dividends to the Borrower.

(f) Existing Credit Agreement and Surviving Credit Facilities. (i) Voluntarily reduce or terminate the "Commitment" of the "Bank" under the Surviving Credit Facilities or any "Commitment" of any "Lender" under the Existing Credit Agreement (other than by scheduled termination in accordance with the terms thereof), (ii) amend or modify or agree to amend or modify the Existing Credit Agreement or any Surviving Credit Facility in any manner that would reduce or otherwise impose additional restrictions on the availability of funds thereunder or amend or add or otherwise impose additional conditions on the Borrower, CL&P or WMECO if such conditions are likely to have the effect of making it more difficult for any of them to satisfy the conditions to borrowing thereunder, (iii) amend or modify the Existing Credit Agreement or any Surviving Credit Facility in any manner adverse in any material respect to the interests of the Lenders or (iv) borrow any amount under the Existing Credit Agreement or any Surviving Credit Facility if after giving effect such borrowing the sum of the aggregate principal amount of Advances outstanding, plus the aggregate principal amount of all "advances" outstanding to the Borrower under the Existing Credit Agreement and the Surviving Credit Facilities, plus the aggregate principal amount of all other outstanding short-term debt of the Borrower would exceed the Aggregate Dividend Paying Availability of the Operating Companies as of the date of such Borrowing.

(g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any ERISA Plan so as to result in any liability of the Borrower or any Principal Subsidiary to the PBGC in an amount greater than $1,000,000, or
(ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) which, alone or together with any other Reportable Event with respect to the same or another ERISA Plan, has a reasonable possibility of resulting in liability of the Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000, or any other event or condition, which presents a material risk of such a termination by the PBGC of any ERISA Plan or has a reasonable possibility of resulting in a liability of the Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000.

(h) Accounting Changes. Make, or permit any of its Principal Subsidiaries to make, any change in their respective accounting policies or reporting practices as required or permitted by the Securities and Exchange Commission, the Financial Accounting Standards Board or any other generally recognized accounting authority.

(i) Transactions with Affiliates. Not engage, or permit any of its Principal Subsidiaries to engage, in any transaction with any Affiliate except (i) in accordance with the Public Utility Holding Company Act of 1935, to the extent applicable thereto or (ii) otherwise, on terms no less favorable to the Borrower or such Principal Subsidiary than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms or pursuant to a binding agreement in effect on the Closing Date.

SECTION 7.03. Financial Covenants. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

(a) Common Equity Ratio. Maintain at all times a ratio of Common Equity to Total Capitalization of not less than 0.32:1.00.

(b) Interest Coverage Ratio. Maintain a ratio of Consolidated Operating Income to Consolidated Interest Expense of not less than the amount set forth below as of the end of each Fiscal Quarter for the period of four Fiscal Quarters then ended in each corresponding period set forth below.

Period                        Ratio

1/1/98 through 6/30/98        1.75:1.00

7/1/98 through 9/30/98        2.00:1.00

10/1/98 and thereafter        2.50:1.00

(c) Dividend Paying Availability. Cause the Operating Companies to maintain, at all times, Aggregate Dividend Paying Availability equal to at least the sum of the aggregate principal amount of Advances outstanding to the Borrower, plus the aggregate principal amount of "advances" outstanding to the Borrower under the Existing Credit Agreement and the Surviving Credit Facilities as of such date, plus the aggregate principal amount of all other outstanding short-term Debt of the Borrower as of such date.

SECTION 7.04. Reporting Obligation. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent in sufficient copies for each Lender, the following:

(i)(A) as soon as possible and in any event within ten days after the occurrence of each Event of Default or Unmatured Default with respect to any Covered Person continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of such Person setting forth details of such Event of Default or Unmatured Default and the action which such Person proposes to take with respect thereto; and

(B) immediately after the Borrower becomes aware of a failure to comply with the conditions of Section 7.03(c) hereof, notice of such failure;

(ii)(A) as soon as available and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each Covered Person:

(1) a copy of such Covered Person's Quarterly Report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter, or, if such Covered Person ceases to be required to submit such report, a consolidated balance sheet of such Covered Person as of the end of such Fiscal Quarter and consolidated statements of income and retained earnings and of cash flows of such Covered Person for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such Covered Person as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 6.01(f); and

(2) with respect to the Borrower, an unconsolidated balance sheet of the Borrower as of the end of such Fiscal Quarter and unconsolidated statements of income and retained earnings and of cash flows of the Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and accompanied by a certificate of a duly authorized officer of the Borrower stating that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section 6.01(f) and (g) hereof; and

(B) concurrently therewith, a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of each Covered Person:

(1) stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action which such Person proposes to take with respect thereto, and

(2) demonstrating the Borrower's compliance with Section 7.02(d) and Section
7.03 hereof, for and as of the end of such Fiscal Quarter, in each case such demonstrations to be satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

(iii)(A) as soon as available and in any event within 105 days after the end of each Fiscal Year of each Covered Person:

(1) a copy of such Covered Person's report on Form 10-K submitted to the Securities and Exchange Commission with respect to such Fiscal Year, or, if such Covered Person ceases to be required to submit such report, a copy of the annual audit report for such year for such Covered Person including therein a consolidated balance sheet of such Covered Person as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of such Covered Person for such Fiscal Year, all in reasonable detail and certified by a nationally-recognized independent public accountant, and

(2) in the case of the Borrower, as soon as available and in any event within 135 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower's Form U5S submitted to the Securities and Exchange Commission (or any successor form and in any event containing unconsolidated financial statements comparable to those referred to in Section 6.01(g) hereof) with respect to such year, accompanied by a certificate of a duly authorized officer of the Borrower stating that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in
Section 6.01(f) and (g) hereof; and

(B) concurrently with the delivery of the financial statements described in the foregoing clause (A)(1), a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of each Covered Person:

(1) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 6.01(f), and

(2) stating that no Event of Default or Unmatured Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action which such Covered Person proposes to take with respect thereto, and

(3) demonstrating the Borrower's compliance with Section 7.02(d) and Section
7.03 hereof, for and as of the end of such Fiscal Year, in each case such demonstrations to be satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

(iv) as soon as possible and in any event (A) within 30 days after the Chief Financial Officer, Treasurer or any Assistant Treasurer of any Covered Person knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (B) within 10 days after any Covered Person knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of such Covered Person describing such ERISA Plan Termination Event and the action, if any, which such Covered Person proposes to take with respect thereto;

(v) promptly after receipt thereof by any Covered Person or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Covered Person or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

(vi) promptly after receipt thereof by any Covered Person or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by such Covered Person or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which such Covered Person may be liable;

(vii) promptly after any Covered Person or any Subsidiary becomes aware of the commencement thereof, notice of all actions, suits, proceedings or other events of the type described in Section 6.01(h) hereof (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations);

(viii) promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any Form S-8) and Current Report on Form 8-K, if any, which any Covered Person or any Principal Subsidiary files with, the Securities and Exchange Commission or any governmental authority which may be substituted therefor;

(ix) promptly after any change in the SEC Borrowing Limit of any Covered Person notice of the new SEC Borrowing Limit applicable to such Covered Person; and

(x) promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of any Covered Person or its Subsidiaries as the Administrative Agent or the Majority Lenders through the Administrative Agent may from time to time reasonably request in writing.


ARTICLE VIII

Defaults

SECTION 8.01. Events of Default. The following events shall each constitute an "Event of Default", if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

(a) the Borrower shall fail to pay any principal of any Note when due or shall fail to pay any interest thereon or fees within two days after the same becomes due; or

(b) any representation or warranty made by the Borrower (or any of its officers or agents) in this Agreement, in any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(c) the Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections 7.01(d), Section 7.02(a) (other than with respect to any involuntary Lien), (b), (c), (d), (e) or (f), or Section 7.04(i) hereof; or

(d) the Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) written notice of such failure having been given to the Borrower by the Administrative Agent or (ii) the Borrower having obtained actual knowledge of such failure; or

(e) the Borrower or any Principal Subsidiary shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt evidenced by its respective Notes and excluding other Debt aggregating in no event more than $10,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Borrower's or such Principal Subsidiary's exercise of a prepayment option) prior to the stated maturity thereof; or

(f) the Borrower or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or such Principal Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower or such Principal Subsidiary either the Borrower or such Principal Subsidiary shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or such Principal Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or such Principal Subsidiary or any of its property) shall occur; or the Borrower or such Principal Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders for the payment of money in excess of $10,000,000 (or aggregating more than $10,000,000 at any one time) shall be rendered against the Borrower or its properties, or any Principal Subsidiary or its properties, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or
(B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) the Borrower shall cease to beneficially own free and clear of any Liens 100% of all outstanding shares of capital stock having ordinary voting power for the election of directors of any of its Principal Subsidiaries; or

(i) any material provision of any Loan Document shall at any time for any reason cease to be valid and binding on the Borrower, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over the Borrower, or the Borrower shall deny that it has any further liability or obligation under any Loan Document; or

(j)(A) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (1) acquire beneficial ownership of more than 50% of any outstanding class of common stock of the Borrower having ordinary voting power in the election of trustees of the Borrower or (2) obtain the power (whether or not exercised) to elect a majority of the Borrower's trustees or (B) the board of trustees of the Borrower shall not consist of a majority of Continuing Trustees; or

(k) any "Event of Default" shall have occurred and be continuing under the Existing Credit Agreement.

SECTION 8.02. Remedies Upon Events of Default. Upon the occurrence and during the continuance of any Event of Default, then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to the Borrower (i) declare the obligation of each Lender to make Advances to the Borrower to be terminated, whereupon such obligation of each Lender shall forthwith terminate, provided that any such request or consent pursuant to this clause
(i) shall be made solely by Lenders having Percentages in the aggregate of not less than 66-2/3%; and (ii) declare the Notes, all interest thereon and all other amounts payable by the Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and provided further, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances to the Borrower shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


ARTICLE IX

The Administrative Agent

SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 9.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03. The Administrative Agent and Affiliates. With respect to any Commitment of or Note issued to any Affiliate of the Administrative Agent, such Affiliate shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Affiliate of the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include such Affiliate in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on financial information referred to in Sections 6.01(f) and
(g) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.


SECTION 9.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders; if any Notes or Commitments are held by the Borrower or any Affiliate of the Borrower, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by the Borrower or any Affiliate of the Borrower or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent in its capacity as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower.

SECTION 9.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section
9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrower and the successor Administrative Agent of an agreement relating to the fees to be paid to the successor Administrative Agent under Section 2.02(b) hereof in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable pursuant to Section 2.02(c) hereof), (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents (other than fees payable to the Administrative Agent pursuant to Section 2.02(c) hereof), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, or (g) amend this Section 10.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the effectiveness of any such amendment, waiver or consent which would result in any increase in any Commitment or any extension of any Commitment shall be subject to the delivery by the Borrower of evidence satisfactory to the Lenders that any Governmental Approvals referred to in clause (i) of the definition of "Governmental Approvals" required in connection with such increase have been obtained or made prior to the effectiveness of such amendment, waiver or consent.

SECTION 10.02. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including telecopy or telex communication) and mailed, telecopied or hand delivered:

     (i) if to the Borrower, to it in care of NUSCO at 107 Selden Street, Berlin, Connecticut 06037, Attention: Assistant Treasurer, telecopier number: (860) 665-5457, confirm number: (860) 665-5601;

     (ii) if to any Lender, at its Domestic Lending Office specified in
Schedule I or in the Lender Assignment pursuant to which it became a Lender;
and

     (iii) if to the Administrative Agent, to Toronto Dominion (Texas), Inc., 909 Fannin, Suite 1700, Houston, TX 77010, Attention of Manager, Agency (Telecopy No. (713) 951-9921).

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered, be effective five days after when deposited in the mails, or when telecopied, or when confirmed by telex answerback, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to
Article II, III, IV or IX shall not be effective until received by the Administrative Agent. With respect to any telephone notice given or received by the Administrative Agent pursuant to Section 3.03 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

     SECTION 10.03. No Waiver of Remedies. No failure on the part of any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04. Costs, Expenses and Indemnification. (a) The Borrower agrees to pay when due, in accordance with the terms hereof: (i) all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent); and (ii) all costs and expenses of the Administrative Agent and each Lender (including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents.

     (b) The Borrower hereby agrees to indemnify and hold the Administrative Agent and each Lender and its officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

(i) by reason of or in connection with the execution, delivery or performance of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance;

(ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (1) at, upon or under any property of the Borrower or any of its Affiliates or (2) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

(iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

(c) The Borrower's obligations under this Section 10.04 shall survive the assignment by any Lender pursuant to Section 10.07 hereof and shall survive as well the repayment of all amounts owing to the Lenders under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 10.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(d) The Borrower's obligations under this Section 10.04 are in addition to and shall not be deemed to supersede its indemnification and similar obligations set forth in the Commitment Letter.

SECTION 10.05. Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default, and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

(b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations under the Loan Documents, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

SECTION 10.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and when the Administrative Agent shall have been notified by The Toronto-Dominion Bank that The Toronto-Dominion Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights under the Loan Documents or any interest herein without the prior written consent of the Lenders.

SECTION 10.07. Assignments and Participation. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under the Loan Documents, including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it (with the prior written consent of the Borrower if the assignee thereunder is not then a Lender or an Affiliate of a Lender, which consent shall not be unreasonably withheld); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under the Loan Documents, and
(ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an assignment and acceptance in substantially the form of Exhibit 10.07 hereto (the "Lender Assignment"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender under the Loan Documents and (y) the Lender assignor thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it to an assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto); provided, however, if an Event of Default shall have occurred and be continuing a Lender may assign all or a portion of its rights and obligations without the prior written consent of the Borrower but otherwise in accordance with this Section.

(b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 6.01(f) and (g) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;
(v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)  The Administrative Agent shall maintain at its address referred to in
Section 10.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 10.07 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit 1.01 hereto.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action under the Loan Documents, except action (A) reducing the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable under the Loan Documents (other than fees payable pursuant to Section 2.02(c) hereof), or (B) postponing any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents (other than fees payable pursuant to Section 2.02(c) hereof).

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any other Covered Person furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 10.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

(g) If any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or (f) hereof, or shall become a non-performing Lender under Section 3.03(b) hereof, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.03(b), the Borrower or the Administrative Agent may demand that such Lender assign in accordance with
Section 10.07 hereof, to one or more assignees designated by either the Borrower or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender's Commitment, Advances, participation and other rights and obligations under the Loan Documents; provided that any such demand by the Borrower during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such assignee so designated shall fail to tender such assignment on terms reasonably satisfactory to the Lender, or the Borrower and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if
(i) such assignee (A) shall agree to such assignment in substantially the form of the Lender Assignment and (B) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent) and (ii) in the event the Borrower demanded such assignment, the Borrower shall tender payment to the Administrative Agent of the processing and recording fee specified in Section 10.07(a) for such assignment.

(h) Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

SECTION 10.08. Confidentiality. In connection with the negotiation and administration of the Loan Documents, the Borrower has furnished or caused to have furnished and will from time to time furnish or cause to be furnished to the Administrative Agent and the Lenders (each, a "Recipient") written information which when delivered to the Recipient will be deemed to be confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

SECTION 10.09.  Waiver of Jury Trial.  Each of the Borrower, the
Administrative Agent, and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Loan Documents, or any other instrument or document delivered hereunder or thereunder.

SECTION 10.10. Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Borrower, the Lenders and the Administrative Agent: (i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of or relating to the Loan Documents,
(ii) agrees that all claims in such action may be decided in such court,
(iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

SECTION 10.11. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of any Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

SECTION 10.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.13. Limitation of Liability. No shareholder or trustee of the Borrower shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under any Loan Document of the Borrower, and such Loan Documents shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and such Loan Documents shall be enforceable against the trustees of the Borrower only as such, and every person, firm, association, trust or corporation having any claim or demand arising under such Loan Documents and relating to the Borrower, its shareholders or trustees shall look solely to the trust estate of the Borrower for the payment or satisfaction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


NORTHEAST UTILITIES,

by /s/David R. McHale

Title:  Assistant Treasurer


TORONTO DOMINION (TEXAS) INC., as Administrative Agent,

by /s/Neva Nesbitt
Title:Vice President

COMMITMENT     LENDER

THE TORONTO-DOMINION BANK,

by /s/Jorge A. Garcia
Title: Mgr. Cr. Admin.


$25,000,000


Total of Commitments:  $25,000,000